UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

THE WENDY’S COMPANY
Name of the Registrant as Specified In Its Charter

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	2.	Form, Schedule or Registration Statement No.:

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 23, 2013.

Meeting Information
	Meeting Type:	2013 Annual Meeting of Stockholders
THE WENDY’S COMPANY	For holders as of:	March 28, 2013
	Date: May 23, 2013	Time: 10:00 a.m. (EDT)
Location: Sofitel Hotel
45 West 44th Street
New York, NY 10036

You are receiving this notice because you hold shares of stock in The Wendy’s Company.

This is not a ballot or a proxy. You cannot use this notice to vote these shares. This notice presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or request a paper or e-mail copy at no charge (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and for voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:	Admission Ticket

NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT TO STOCKHOLDERS

How to View Online:

Have the information that is printed in the box marked by the arrow   (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of the Company’s proxy materials for this meeting and for future stockholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:              sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to the Company or to your investment advisor.

Please make the request as instructed above on or before May 9, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Ballots will be available to stockholders who attend the meeting in person. Admission to the meeting will be by ticket only. Please review the proxy materials for the Company’s admission policy. You may vote the shares by proxy prior to the meeting, even if you plan to attend the meeting in person. Directions to the meeting are available in the Investor Relations section of the Company’s website at www.aboutwendys.com.

Vote By Internet: To vote by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card and a postage-paid return envelope.

Vote By Telephone: You can vote by telephone by requesting a paper or e-mail copy of the proxy materials, which will include a proxy card that contains instructions on how to transmit your voting instructions by telephone.

Voting Items

Notice is hereby given that the 2013 Annual Meeting of Stockholders of The Wendy’s Company will be held at the Sofitel Hotel, 45 West 44th Street, New York, NY 10036, on May 23, 2013, beginning at 10:00 a.m. (EDT), for the following purposes:

The Board of Directors recommends that you vote FOR the election of each of the director nominees named below:

1.	Election of Directors

	Nominees:

	01)	Nelson Peltz	08)	J. Randolph Lewis
	02)	Peter W. May	09)	Peter H. Rothschild
	03)	Emil J. Brolick	10)	David E. Schwab II
	04)	Clive Chajet	11)	Roland C. Smith
	05)	Edward P. Garden	12)	Raymond S. Troubh
	06)	Janet Hill	13)	Jack G. Wasserman
	07)	Joseph A. Levato

The Board of Directors recommends that you vote FOR proposals 2 and 3:

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2013.

3.	To approve an advisory resolution on executive compensation.

The Board of Directors recommends that you vote AGAINST proposal 4:

4.	To vote on a stockholder proposal regarding accelerated vesting of equity awards, if properly presented at the meeting.

If any other matter properly comes before the meeting, shares represented by properly submitted proxies will be voted on such matter in the discretion of the persons named as proxies in the Company’s proxy card for the meeting.

Only stockholders of record at the close of business on March 28, 2013, the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting.